EXHIBIT 23.4
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, and in the Prospectus constituting a part thereof, of our report dated January 20, 2000, except for Note A and Note I which are dated August 10, 2000, appearing on page 16 of Commodore Applied Technologies, Inc.'s Current Report on Form 8-K dated August 30, 2000. We also consent to the reference to us under the caption "Experts" in such Prospectus.

  /s/ Foote, Passey, Griffin & Co., LC
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      Foote, Passey, Griffin & Co., LC


Salt Lake City, Utah
May 30, 2001